EXHIBIT 10.6

Account Pledge Agreement

(Vereinbarung über die Verpfändung

von Kontoguthaben)

BETWEEN

Silicon Valley Bank

3003 Tasman Drive,

Santa Clara

95054, CA

USA

– hereinafter referred to as "Bank" –

AND

Affimed GmbH

Im Neuenheimer Feld 582

69120 Heidelberg

Germany

- registered with the Commercial Register of the local court of Mannheim under registration number HRB 721206 -

– hereinafter referred to as "Affimed" –

- The Bank and Affimed hereinafter individually referred to as "Party" and collectively referred to as "Parties" -

Preamble

Reference is hereby made to a certain loan arrangement by and among (a) the Bank and (b) Affimed GmbH, a German limited liability company, which loan arrangement is evidenced by, among other documents, a certain Loan Agreement dated as of the date hereof between the Bank and Affimed GmbH (as may from time to time be further amended, modified, supplemented, or restated; hereinafter referred to as the “Loan Agreement”). Affimed is hereinafter also referred to as “Borrower”.

In order to secure, inter alia, its assumed obligations as a borrower under the Loan Agreement, Affimed agreed - among other securities - to provide the Bank collateral by way of pledging its German corporate bank accounts for security purposes under or pursuant to the terms and conditions of this agreement (the "Agreement”).

NOW, this stated above, the Parties agree on the following:

1.	Scope of Account Pledge

1.1	Affimed hereby pledges to the Bank

•	all present and future credit balances, including all interest payable, from time to time standing to the credit of (i) its bank accounts currently held with Sparkasse Heidelberg, Deutsche Bank AG and Volksbank Kurpfalz H+G Bank eG (the "Existing Account Banks”) and as further specified in the Exhibit 1 hereto and (ii) any new accounts which Affimed may open in the future with any bank (the "Future Account Banks” and together with the Existing Account Banks individually each an "Account Bank” and collectively the "Account Banks”), which shall in each case include any sub-account, renewal, redesignation or replacement thereof (collectively the "Accounts"); and

•	all rights, title and interest in and to (but not its obligations) all present and future monies owing and all rights including, in particular, termination rights (Kündigungsrechte) and instruction rights (Weisungsrechte) and any other claims related thereto or related to the underlying account relationship, in particular, without limitation, any claims credited on any of the Accounts by the Account Banks for the account of Affimed.

1.2	Moreover, Affimed assigns to the Bank all claims against each Account Bank for redemption and all ancillary rights and claims associated with the Accounts.

1.3	The Bank accepts the pledge of the Accounts referred to in Section 1.1 and the assignment of claims as per Section 1.2 (individually and collectively the "Pledge").

1.4	Affimed shall bear any costs, charges and other debits incurred in connection with the management of the Accounts without any right of recourse against the Bank.

1.5	Immediately after signing this Agreement, Affimed shall notify the Account Banks of the Pledge by submitting a duly signed notification letter in the form attached hereto as Exhibit 2, and shall use commercially reasonable efforts that the Account Banks confirm to the Bank in writing that they (i) have received notice of the Pledge and the irrevocable instructions as per Section 3.3 below, (ii) are not aware of any third party rights relating to the Accounts, in particular as regards any prior pledges of the Accounts of any third parties and (iii) waive their prior pledges or other security rights in relation to the Accounts which have arisen under the general terms and conditions of the Account Banks or otherwise. A draft confirmation letter to be issued by the Account Banks is attached hereto as Exhibit 3.

1.6	Should the Pledge require additional statements or actions, the Parties agree to make such statements and/or to take such actions without any reservation.

2.	Security Purpose

The Pledge and any other collateral granted by Affimed to the Bank according to this Agreement shall secure all of the Obligations (as defined in the Loan Agreement) (the "Secured Obligations").

3.	Notification of Account Balances, Right of Disposal

3.1	No later than ten (10) Business Days (as defined in the Loan Agreement) after the end of each month Affimed shall inform the Bank of the balances on the Accounts as of the end of the month.

3.2	It is expressly agreed between Affimed and the Bank that Affimed shall have no right to exercise any of its rights and powers in respect of the Accounts without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Bank, except as expressly set out herein. In particular, without limitation, during the continuation of the Pledge (i) Affimed shall have no right to withdraw any monies from or otherwise debit the Accounts and (ii) Affimed shall not have the right to close any of the Accounts. However, the Bank agrees that Affimed shall have the right to withdraw monies from or otherwise debit the Accounts in the ordinary course of business until an Enforcement Event (as defined under Section 6 below) occurs.

3.3	Affimed shall give to the Account Banks the irrevocable instruction that Affimed may only operate the Accounts and shall only have the right to withdraw monies from or otherwise debit the Accounts until the relevant Account Bank receives notice to the contrary from the Bank and that on the receipt of such revocation notice/enforcement notice the Bank may dispose over the Accounts without the prior consent of Affimed. If Affimed fails to give the irrevocable instruction as per sentence 1 to any one of the Account Banks and/or to notify the Account Banks about the Pledge as per Section 1.5 above and provide to the Bank a copy of the notification letter with the relevant Account Bank (including a fax confirmation proving that the notification letter was at least sent to the relevant Account Bank by fax) within 2 weeks after signature of this Agreement, the Bank shall also be entitled to give to each Account Bank the irrevocable instruction as per sentence 1 above and/or to notify the relevant Account Bank about the Pledge by delivering a notification letter as per Exhibit 2 on behalf of Affimed, which hereby expressly authorises, and grants an irrevocable power of attorney to the Bank to do so.

4.	Undertakings of Affimed

4.1	During the term of this Agreement, Affimed undertakes to inform the Bank promptly upon becoming aware of any attachments (Pfändung) or any enforcement of any prior contractual pledge with respect to any of the Accounts, any part thereof or any other measures which may materially impair or jeopardise the Bank's rights or interests relating thereto.

4.2	In the event of it becoming aware of an attachment or any other enforcement measure in relation to the Accounts, Affimed undertakes to forward to the Bank without undue delay a copy of the attachment order or other relevant communication, the garnishee order and all other documents necessary for a defence against the attachment or the enforcement. Affimed shall inform the attaching creditor or the holder of the relevant contractual pledge immediately about the Bank's rights and interests in the Accounts.

4.3	Affimed undertakes not to open any new bank accounts that are not listed in Exhibit 1 neither in Germany nor elsewhere unless (i) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Bank and (ii) under the proviso that the Bank will obtain a first ranking security interest over any new bank account (with the exception of any pledges existing by operation of the general terms and conditions (Allgemeine Geschäftsbedingungen provided that Affimed uses commercially reasonable efforts to have such banks waive their prior pledge) of the Account Bank) according to the requirements of the applicable local laws and in each case in form and substance reasonably acceptable to the Bank.

4.4	Finally, Affimed undertakes (i) not to do or cause anything which may adversely affect the Pledge or the rights of the Bank under this Agreement and (ii) to notify the Bank without undue delay of any event or circumstance which might adversely affect the validity or enforceability of the Pledge or cause an Enforcement Event (as defined in Section 6 below) to occur.

5.	Representation and Warranties

Affimed hereby represents and warrants to the Bank by way of an independent guarantee statement within the meaning of Section 311 German Civil Code, that (i) it has full and unaffected title to the Accounts, (ii) the Accounts are free and clear from any encumbrances and adverse rights and claims of any third parties (except for (a) the currently existing pledge in favour of Perceptive Credit Holdings, LP (i.e. former Account Pledge Agreement with PCOF 1, LLC dated 24 July 2014 meanwhile having been transferred from PCOF 1, LLC by Transfer Certificates, i.e. assumption of contract (Vertragsübernahme), dated 4 December 2014, 23 December 2015 and 27 June 2016 via Perceptive Credit Opportunities Fund, LP and PCOF Phoenix II Fund, LP to Perceptive Credit Holdings, LP, which shall be released by way of a Security Release Agreement in the course of the funding of the loan amount under the Loan Agreement) and (b) any pledges in favour of the Account Banks which have arisen under the general terms and conditions of the Account Banks and which shall presumably be waived by the Account Banks as outlined in in Section 1.5 above), and (iii) Exhibit 1 is a true and complete list of all Accounts currently held by Affimed with any Account Bank in Germany.

6.	Realization ("Verwertung")

6.1	The Pledge shall become enforceable upon the occurrence of the earlier of: (i) an Event of Default (as defined in the Loan Agreement) which is continuing and has not been waived by Bank or (ii) the Bank making a demand for the due payment or discharge of the Secured Obligations (or any part of them) and such demand remains unpaid (hereinafter referred to as "Enforcement Event") and provided any additional requirements, if any, set forth in Section 1204 et seq. German Civil Code with regard to the enforcement of the Pledge are met (Pfandreife), then the Bank may at any time thereafter enforce the Pledge in accordance with applicable law.

6.2	Notwithstanding Section 1277 German Civil Code, the Bank is entitled to exercise its rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel) by way of collecting any monies standing to the credit of the Accounts directly from the Account Banks but only to the extent necessary to fully satisfy all outstanding amounts under the Secured Obligations. After complete, full, unconditional and irrevocable satisfaction and discharge of the Secured Obligations any remaining surplus shall be re-transferred to Affimed.

6.3	Should the Bank seek to enforce the Pledge under this Section, Affimed shall (i) (at its own expense), at the reasonable request of the Bank, render forthwith all necessary assistance in order to facilitate the prompt enforcement of the Pledge or any part thereof and/or the exercise by the Bank of any other rights it may have as pledgee (ii) provide all documentation on the Accounts to the Bank.

6.4	If the Pledge is enforced, no rights of the Bank shall pass to Affimed by subrogation or otherwise unless and until the occurrence of all of: (a) the Secured Obligations have been unconditionally and irrevocably repaid and discharged in full and (b) Bank having no commitment or obligation to lend any further funds to the Borrower. Until then all enforcement proceeds shall serve as additional collateral and the Bank shall be entitled to seek satisfaction from such proceeds at any time.

6.5	Following satisfaction of the requirements for enforcement of Section 6.1, all subsequent payments and all payments based on similar ancillary rights attributed to the Accounts may be applied by the Bank in satisfaction in whole or in part of the obligations secured hereunder or serve as additional collateral.

6.6	The Bank may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations, however taking into account the legitimate interests of Affimed.

6.7	Affimed hereby expressly waives for itself all defences of revocation (Anfechtung) and set-off (Aufrechnung) pursuant to Sections 770 and 1211 German Civil Code.

7.	Release of the Pledge

7.1	After the occurrence of all of: (a) the Secured Obligations have been unconditionally and irrevocably repaid and discharged in full and (b) the Bank having no commitment or obligation to lend any further funds to the Borrower, the Bank will as soon as reasonably practical declare the release of the Pledge (Pfandfreigabe) to Affimed and the Account Bank as a matter of record. For the avoidance of doubt, the Parties are aware that upon the Bank being satisfied that all of the Secured Obligations have been unconditionally and irrevocably repaid and discharged in full and in all other cases where those obligations cease to exist, as, for example, without limitation, in a case of a novation, due to the accessory nature of the pledge as a security (Pfandrechtsakzessorietät) the Pledge automatically ceases to exist by operation of German mandatory law.

7.2	The Bank shall be obliged – even prior to the unconditional and irrevocable repayment and discharge of all the Secured Obligations – to release the Pledge and/or, at the Bank's discretion, to release any other collateral granted to the Bank by Affimed in whole or in part if and to the extent that the realizable value of all collateral permanently exceeds 110% of the value of the Secured Obligations. In case the total value of the collateral should permanently fall below the afore-mentioned threshold of 110%, Affimed shall be obliged to re-transfer such assigned Claims to the Bank or, at the Bank’s discretion, provide other collateral to the Bank which had been previously released pursuant to the provisions in this paragraph to the extent necessary to cover the deficit. Affimed shall bear any and all reasonable costs incurred in connection with the release of the Pledge or of any other collateral in accordance with this Section 7.

7.3	The Bank undertakes to promptly release from the scope of this Agreement all current and future special accounts for the increase of the share capital (Kapitalerhöhungssonderkonten) of Affimed.

8.	Indemnity

8.1	The Bank shall not be liable for any loss or damage suffered by Affimed save in respect of such loss or damage which is suffered as a result of gross negligence or willful misconduct of the Bank or any of its directors, officers, employees, agents, attorneys or the persons representing the Bank.

8.2	Affimed shall indemnify the Bank and keep the Bank indemnified against any losses, actions, claims, expenses, demands and liabilities which is suffered or incurred by the Bank as a result of, following from, consequential to, or arising from a breach of Affimed's obligations or undertakings pursuant to this Agreement. except for any losses, actions, claims, expenses, demands and liabilities which is suffered or incurred by the Bank as a result of, following from, consequential to, or arising from gross negligence or willful misconduct of the Bank or any of its directors, officers, employees, agents, attorneys or the persons representing the Bank.

9.	Assignment

The Bank shall be entitled, at its own expenses and costs, to assign or otherwise transfer any and all of its rights and duties under this Agreement as well as the entire Agreement to a third party only if the Bank transfers all of its rights and obligations under the Secured Obligations to such third party. Affimed shall not be entitled to assign or transfer its rights under this Agreement to any third party.

10.	Continuing Security

This Agreement shall create a continuing security and no change or amendment whatsoever in any document or agreement related to it, nor (in deviation of Section 418 German Civil Code (BGB)) any assumption of debt (Schuldübernahme) in relation to the Secured Obligations, shall affect the validity or scope of this Agreement or the obligations which are imposed on Affimed pursuant to it.

11.	Independence

This Agreement is independent from any other security or guarantee which may have been or will be given to the Bank with respect to any obligation of the Borrower. None of such other security shall prejudice, or shall be prejudiced by this Agreement.

12.	Final Provisions

12.1	This Agreement (together with the Exhibits hereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto. In case of any discrepancies between this Agreement and the provisions of the Loan Agreement the provisions of the Loan Agreement shall – to the extent legally permissible – prevail.

12.2	Any amendment or supplement to or modification of this Agreement (including the Exhibits hereto), including this provision, shall be valid only if made in writing, except where a stricter form (e.g. notarization) is required under applicable law. For the avoidance of doubt, this provision also applies to a waiver of any right or claim any Party may have under this Agreement.

12.3	This Agreement is written in the English language (except that the Exhibits may be in the German language in whole or in part). Terms to which a German translation has been added in parentheses shall be interpreted pursuant to the meaning assigned to them in German.

12.4	This Agreement shall be governed by and construed in accordance with the substantive laws of the Federal Republic of Germany, even if the German conflict of laws provisions should refer to another legal system. The courts of Frankfurt/Main, Germany shall have exclusive jurisdiction.

12.5	Should any provision of this Agreement be or become invalid, ineffective or unenforceable in whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

SILICON VALLEY BANK	Affimed GmbH

30 November 2016	30 November 2016
Place, Date	Place, Date

By: /s/ Nooman Haque	By: /s/ Florian Fischer
Name: Nooman Haque	Name: Dr. Florian Fischer
Title: Director of Life Sciences	Title: Managing Director (Geschäftsführer)

By: /s/ Jörg Windisch
Name: Dr. Jörg Windisch
Title: Managing Director (Geschäftsführer)

Exhibit 1

- Bank Account Details Affimed GmbH-

Account Bank1:

Account Details:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Account Bank2:

Account Details:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Account Bank3:

Volksbank Kurpfalz H+G Bank eG
Hauptstrasse 46
69117 Heidelberg

Account Details:

Name of Account Owner:
IBAN:
BIC:

Name of Account Owner:
IBAN:
BIC:

Exhibit 2

- Notification Letter Template -

[Account Bank] [Street] [ZIP Code] [Pace] [Country]

[Letterhead Affimed GmbH]

Per Einschreiben / By Registered Mail

[Datum/Date]

Affimed GmbH Verpfändungsanzeige Sehr geehrte Damen und Herren,	Affimed GmbH Notification of Pledge Dear Sir / Madam,

hiermit zeigen wir Ihnen an, dass wir die nachfolgenden bei Ihnen geführten Bankkonten und alle damit zusammenhängenden Forderungen und Rechte gemäß eines Kontoverpfändungsvertrages vom __ 2016 erstrangig an die Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, USA ("SVB"), verpfändet haben ("Verpfändungsvertrag"):

Konto

IBAN:          __

BIC:            __

We hereby notify you that we pledged the following bank accounts held with you together with any and all ancillary rights and claims pursuant to an Account Pledge Agreement dated __ 2016 in favor of Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, USA ("SVB") by way of a first ranking pledge ("Account Pledge Agreement"):

Account

IBAN:          __

BIC:            __

Nach dem Verpfändungsvertrag sind wir berechtigt, nur solange über das vorgenannte Bankkonto zu verfügen, bis Sie eine anderslautende Mitteilung von SVB (im Folgenden der "Pfandgläubiger") erhalten.	According to the Account Pledge Agreement, we may only dispose of the afore-mentioned bank account until you receive notice to the contrary from SVB (hereinafter referred to as "Pledgee").

Hiermit bitten wir Sie, uns sowie dem Pfandgläubiger jeweils den Erhalt dieser Verpfändungsanzeige gemäß beiliegendem Bestätigungsschreiben oder dem in Ihrem Haus verwendeten Muster schriftlich zu bestätigen.

Weiterhin bitten wir um Bestätigung gegenüber dem Pfandgläubiger, dass

Please confirm to us and to the Pledgee in writing that you have received this notification of pledge as per the attached confirmation letter or any template that you use internally.

Moreover we kindly ask you to acknowledge vis-à-vis the Pledgee that

a)     wir nur solange über die vorgenannten Bankkonten verfügen können, bis Sie eine anderslautende Mitteilung von dem Pfandgläubiger erhalten, so dass der Pfandgläubiger in diesem Fall ohne unsere Zustimmung unmittelbar über die Bankkonten verfügen und insbesondere auf etwaige Guthabenbeträge auf den Bankkonten zugreifen kann;

b)     Sie auf Ihr vorrangiges Pfandrecht gemäß Ihrer Banken-AGB sowie auf sonstige Pfand- oder Sicherungsrechte in Bezug auf unsere bei Ihnen geführten Konten verzichten bzw. zugunsten des Pfandgläubigers den Rangrücktritt erklären sowie

c)    Sie im Übrigen keine Kenntnis von einer anderweitigen Verpfändung der Bankkonten an Dritte oder von sonstigen Rechten Dritter in Bezug auf die Bankkonten haben.

a)   we may only dispose of the afore-mentioned bank accounts until you receive notice to the contrary from the Pledgee so that the Pledgee is in that event entitled to immediately dispose of the bank accounts and to make use of any funds credited to the bank accounts without our consent;

b)   you waive or subordinate your prior pledges or other security rights in relation to our bank accounts held with you in favour of the Pledgee which have arisen under your general terms and conditions or otherwise

and

c)   you are not aware of any prior pledge of the bank accounts or any other third party rights relating to the above-mentioned bank accounts.

Bitte übermitteln Sie Ihre Antwortschreiben an den Pfandgläubiger zur Vermeidung etwaiger postalischer Fehlleitungen an dessen deutsche Rechtsanwälte:

Fieldfisher (Germany) LLP

RA Dr. Florian Streiber

Am Sandtorkai 68

20457 Hamburg

Mit freundlichen Grüßen

Please submit your response letter to the Pledgee directly to its German lawyers to avoid any postal misrouting:

Fieldfisher (Germany) LLP

Dr. Florian Streiber

Am Sandtorkai 68

20457 Hamburg

Yours sincerely,

Exhibit 3

- Confirmation Letter Template -

Fieldfisher (Germany) LLP Dr. Florian Streiber Am Sandtorkai 68 20457 Hamburg Deutschland

[Datum/Date]

Verpfändung Bankkonto Affimed GmbH Sehr geehrter Herr Dr. Streiber,	Pledge of Bank Account Affimed GmbH Dear Dr. Streiber,

hiermit bestätigen wir, dass die Affimed GmbH uns die Verpfändung ihrer bei uns geführten Konten zu Gunsten der Silicon Valley Bank angezeigt hat.

Wir haben keine Kenntnis von einer anderweitigen Verpfändung der Bankkonten an Dritte oder von sonstigen Rechten Dritter in Bezug auf die Bankkonten.

Weiterhin bestätigen wir gegenüber der Silicon Valley Bank, dass

a)     die Affimed GmbH nur solange über die bei uns geführten Bankkonten verfügen kann, bis wir eine anderslautende Mitteilung von der Silicon Valley Bank hierzu erhalten, so dass der Pfandgläubiger im Falle der Pfandreife ohne Zustimmung der Affimed GmbH unmittelbar über die Bankkonten verfügen und insbesondere auf etwaige Guthabenbeträge zugreifen kann und

b)     wir hiermit auf unser vorrangiges Pfandrecht gemäß unserer Banken-AGB sowie auf sonstige Pfand- oder Sicherungsrechte in Bezug auf die von der Affimed

We hereby confirm that Affimed GmbH notified us about the pledge of its bank accounts held with us in favour of Silicon Valley Bank.

We are not aware of any prior pledges of the bank accounts or any other third party rights relating to the bank accounts.

Moreover we hereby acknowledge vis-à-vis Silicon Valley Bank that

a)   Affimed GmbH may only dispose of the bank accounts held with us until we receive notice to the contrary from Silicon Valley Bank so that the pledgee is in an enforcement event entitled to immediately dispose of the bank accounts and to make use of any funds credited to the bank accounts without the approval of Affimed GmbH; and

b)   we hereby waive our prior pledges or other security rights in relation to the bank accounts held with us by Affimed GmbH which have arisen under our general

GmbH bei uns geführten Konten verzichten.	banking terms and conditions or otherwise.

Mit freundlichen Grüßen	Yours sincerely,